                                                                    Exhibit 10.1

                                                                  Execution Copy
                                                                  --------------

                             TRANSACTION AGREEMENT

                                  dated as of

                               OCTOBER 29, 2001


                                     among


                                   CMGI, INC.

                                 NAVISITE, INC.

                               ALTAVISTA COMPANY

                          COMPAQ COMPUTER CORPORATION

                    COMPAQ FINANCIAL SERVICES CORPORATION

                      COMPAQ FINANCIAL SERVICES COMPANY

                                      and


                 COMPAQ FINANCIAL SERVICES CANADA CORPORATION

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE 1
                                  Definitions

Section 1.01.  Definitions.................................................  1

                                   ARTICLE 2
                            CMGI Debt Restructuring

Section 2.01.  Exchange of CMGI Notes......................................  4

                                   ARTICLE 3
                     NaviSite Equipment Lease Restructuring

Section 3.01.  Termination of NaviSite Lease Obligations...................  4

                                   ARTICLE 4
                        AV Equipment Lease Restructuring

Section 4.01.  Termination of AV Lease Obligations.........................  5

                                   ARTICLE 5
                 Representations And Warranties Of CMGI And AV

Section 5.01.  Corporate Existence and Power...............................  7
Section 5.02.  Corporate Authorization.....................................  7
Section 5.03.  Governmental Authorization..................................  7
Section 5.04.  Noncontravention............................................  7
Section 5.05.  Authorization of Shares; Etc................................  7
Section 5.06.  Litigation..................................................  8

                                   ARTICLE 6
                   Representations And Warranties Of NaviSite

Section 6.01.  Corporate Existence and Power...............................  8
Section 6.02.  Corporate Authorization.....................................  8
Section 6.03.  Governmental Authorization..................................  8
Section 6.04.  Noncontravention............................................  9
Section 6.05.  Litigation..................................................  9

                                   ARTICLE 7
                Representations and Warranties of Compaq and CFS

Section 7.01.  Corporate Existence and Power...............................  9
Section 7.02.  Corporate Authorization.....................................  9

Section 7.03.  Governmental Authorization.................................. 10
Section 7.04.  Noncontravention............................................ 10
Section 7.05.  Litigation.................................................. 10
Section 7.06.  Title To Property........................................... 10
Section 7.07.  No Representations and Warranties........................... 10
Section 7.08.  Purchase For Investment..................................... 11

                                   ARTICLE 8
                                   Covenants

Section 8.01.  Conduct of Businesses....................................... 11
Section 8.02.  Notices of Certain Events................................... 11
Section 8.03.  Reasonable Best Efforts; Further Assurances................. 12
Section 8.04.  Certain Filings............................................. 12
Section 8.05.  NaviSite Stockholder Meeting; etc........................... 12
Section 8.06.  Public Announcements........................................ 14
Section 8.07.  Certain Registration Rights................................. 15
Section 8.08.  Waiver Of Standstill........................................ 15

                                   ARTICLE 9
                                  Tax Matters

Section 9.01 . Allocation of Consideration................................. 15
Section 9.02.  Certain Sales Tax Matters................................... 16

                                   ARTICLE 10
                         Closing; Conditions to Closing

Section 10.01.  Closing.................................................... 16
Section 10.02.  Conditions To Obligations Of The Parties................... 16
Section 10.03.  Conditions To Obligation Of Compaq and CFS................. 17
Section 10.04.  Conditions To Obligations of CMGI, NaviSite and AV......... 18

                                   ARTICLE 11
                           Survival; Indemnification

Section 11.01.  Survival................................................... 18
Section 11.02.  Indemnification............................................ 19
Section 11.03.  Procedures................................................. 19
Section 11.04.  Nature Of Indemnities...................................... 19

                                   ARTICLE 12
                                  Termination

Section 12.01.  Grounds for Termination.................................... 19
Section 12.02.  Effect of Termination...................................... 20

                                  ARTICLE 13
                                Miscellaneous

Section 13.01.  Notices.................................................... 20
Section 13.02.  Amendments and Waivers..................................... 22
Section 13.03.  Expenses................................................... 22
Section 13.04.  Successors and Assigns..................................... 23
Section 13.05.  Governing Law.............................................. 23
Section 13.06.  Jurisdiction............................................... 23
Section 13.07.  WAIVER OF JURY TRIAL....................................... 23
Section 13.08.  Counterparts; Third Party Beneficiaries.................... 23
Section 13.09.  Entire Agreement........................................... 24
Section 13.10.  Captions................................................... 24

                             TRANSACTION AGREEMENT

     AGREEMENT dated as of October 29, 2001 among CMGI, Inc., a Delaware corporation ("CMGI"), NaviSite, Inc., a Delaware corporation ("NAVISITE"), AltaVista Company, a Delaware corporation ("AV"), Compaq Computer Corporation, a Delaware corporation ("COMPAQ"), Compaq Financial Services Corporation, a Delaware corporation ("CFS"), Compaq Financial Services Company, an unlimited company having a share capital formed under the laws of Ireland ("CFSUK"), and Compaq Financial Services Canada Corporation, a corporation incorporated under the Nova Scotia Business Corporation Act ("CFSCAD").

                         W  I  T  N  E  S  S  E  T  H :

     WHEREAS, the parties hereto desire to restructure certain debt obligations of CMGI, certain equipment lease obligations of NaviSite and AV and certain other matters;

     The parties hereto agree as follows:

                                   ARTICLE 1
                                  Definitions

Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "AV COMMON STOCK" means the Common Stock, par value $0.01 per share, of AV.

     "AV CONVERTIBLE DEMAND NOTE" means the Convertible Demand Note of AV dated July 11, 2000 in the principal amount of $3,100,000.

     "AV LEASES" means the equipment leases between AV, as lessee, and CFS, CFSUK or CFSCAD, as lessor, made pursuant to the equipment lease schedules identified in Schedule 1.01 attached hereto.

     "B2E" means B2E Solutions, LLC, a Delaware limited liability company.

     "B2E PURCHASE AGREEMENT" means the Purchase Agreement, substantially in the form of Exhibit A attached hereto, to be entered into on the date hereof between Compaq, CMGI and B2E, relating to the purchase and sale of membership interests in B2E.

     "CLOSING DATE" means the date of the Closing.

     "CMGI NOTES" means the Promissory Notes of CMGI held by Compaq due August 18, 2002 in the principal amounts of $82,000,000 and $138,000,000.

     "CMGI COMMON STOCK" means the common stock, par value $0.01 per share, of CMGI.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "INTERNET CONNECTIVITY WAIVER AND RELEASE" means the Waiver and Release, substantially in the form of Exhibit B attached hereto, to be executed and delivered at Closing by Compaq, CMGI and AV.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, the financial condition, operations, business, properties or prospects of such Person and its subsidiaries, taken as a whole.

     "NAVISITE COMMON STOCK" means the common stock, par value $0.01 per share, of NaviSite.

     "NAVISITE CONVERTIBLE SUBORDINATED NOTES" means the 7.5% Convertible Subordinated Notes of NaviSite due December 12, 2003 in the principal amounts of $50,000,000 and $30,000,000.

     "NAVISITE NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, substantially in the form of Exhibit C attached hereto, to be entered into on the date hereof among NaviSite, CFS and CMGI.

     "NAVISITE LEASES" means the equipment leases between NaviSite, as lessee, and CFS, CFSUK or CFSCAD, as lessor, made pursuant to the equipment lease schedules identified in Schedule 1.01.

     "NAVISITE REPORTS" means NaviSite's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, Definitive Proxy Statement filed with the

Securities and Exchange Commission (the "SEC") on November 16, 2000 and all other periodic and current reports filed by NaviSite with the SEC under the Exchange Act since July 31, 2000 and prior to the date hereof, in each case as amended prior to the date hereof.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "RESTRUCTURING AGREEMENTS" means this Agreement, the B2E Purchase Agreement, the Internet Connectivity Waiver and Release, the NaviSite Note Purchase Agreement (and other agreements contemplated thereby) and the CMGI/AV Registration Rights Agreement.

     "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

     "STRATEGIC BUSINESS AGREEMENT" means the Strategic Business Agreement dated as of June 29, 1999 between Compaq and CMGI.

     "SUBSIDIARY" means, with respect to a Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Accounting Referee                                    Section 9.01
Allocation Statement                                  Section 9.01
AV Equipment                                       Section 4.01(i)
AV Shares                                             Section 4.01
CMGI Shares                                           Section 2.01
Compaq Account                                        Section 2.01
CFS Account                                           Section 4.01
Closing                                              Section 10.01
Damages                                              Section 11.02
HP                                                    Section 8.06
Indemnified Party                                    Section 11.03
Indemnifying Party                                   Section 11.03
Market Price                                          Section 2.01
Nasdaq                                                Section 2.01
NaviSite Equipment                                 Section 3.01(i)
NaviSite Proxy Statement                              Section 8.05
NaviSite Stockholder Meeting                          Section 8.05
Option                                             Section 8.05(e)
Owned NaviSite Shares                                 Section 8.05

Sales Tax                                             Section 9.02
Stockholder Matters                                   Section 8.05


                                   ARTICLE 2
                            CMGI Debt Restructuring

     Section 2.01. Exchange of CMGI Notes. Upon the terms and subject to the conditions of this Agreement, at Closing the following actions shall take place simultaneously:

          (i)   Compaq shall deliver the CMGI Notes to CMGI for cancellation.

          (ii) CMGI shall pay to Compaq $75,000,000 in immediately available funds by wire transfer to an account of Compaq (the "COMPAQ ACCOUNT") with a bank in New York City designated by Compaq, by notice to CMGI, which notice shall be delivered not later than two business days prior to the Closing Date .

          (iii) CMGI shall issue and deliver to Compaq certificates representing that number of shares of CMGI Common Stock (the "CMGI SHARES") (rounded to the nearest share) determined by dividing (x) the sum of (1) $5,000,000 plus (2) an amount equal to the product of (A) a fraction the numerator of which is nine and the denominator of which is twenty-two multiplied by (B) the amount of any accrued and unpaid interest on the CMGI Notes through (and including) the Closing Date by (y) the Market Price per share of CMGI Common Stock. The "MARKET PRICE" per share of CMGI Common Stock shall be the average of the last sales prices of CMGI Common Stock as reported on the Nasdaq Stock Market ("NASDAQ") and not reported late for each of the trading days in the period beginning five trading days immediately preceding the date hereof and ending five trading days immediately following the date hereof.

          (iv) Pursuant to the terms and conditions of the B2E Purchase Agreement, CMGI shall sell and deliver to Compaq all of the membership interests in B2E held by CMGI.

                                   ARTICLE 3
                     NaviSite Equipment Lease Restructuring

      Section 3.01. Termination of NaviSite Lease Obligations. Upon the terms and subject to the conditions of this Agreement, at Closing the following shall take place simultaneously:

          (i) The NaviSite Leases shall terminate and NaviSite shall have no further payment or other obligations thereunder, except for any payment or other obligations which survive the termination of the applicable lease in accordance with its terms (which obligations shall remain in full force and effect as provided therein but shall not, for the avoidance of doubt, include any obligation to make regularly scheduled lease payments); NaviSite shall become the owner of all equipment subject to the NaviSite Leases that was in its possession at the time of such termination (the "NAVISITE EQUIPMENT"), free and clear of any Liens arising by, through or under Compaq or the applicable lessor; and CFS, CFSUK or CFSCAD, as applicable, shall deliver to NaviSite bills of sale, substantially in the form attached hereto as Exhibit D, evidencing transfer of ownership of such equipment.

          (ii) Pursuant to the terms and conditions of the NaviSite Note Purchase Agreement, NaviSite shall (a) deliver to CFS a senior secured convertible note in an aggregate principal amount equal to the sum of $55,000,000 plus an amount equal to the interest that would have accrued on $35,000,000 of such note from November 1, 2001 up to and including the Closing Date had such note been issued on November 1, 2001, and (b) deliver to CMGI, a senior, secured convertible note in an aggregate principal amount of $10,000,000.

          (iii) CMGI shall convert the NaviSite Convertible Subordinated Notes (in accordance with its terms) and all intercompany indebtedness owed to it by NaviSite on the Closing Date, totaling $96,208,570 as of the date hereof, into an aggregate of 24,358,897 shares of NaviSite Common Stock.

                                   ARTICLE 4
                       AV Equipment Lease Restructuring

      Section 4.01. Termination of AV Lease Obligations. Upon the terms and subject to the conditions of this Agreement, at Closing the following shall take place simultaneously:

          (i) The AV Leases shall terminate and AV shall have no further payment or other obligations thereunder, except for any payment or other obligations which survive the termination of the applicable lease in accordance with its terms (which obligations shall remain in full force and effect as provided therein but shall not, for the avoidance of doubt, include any obligation to make regularly scheduled lease payments); provided that in no event shall AV be required to pay the $1,100,000 termination fee relating to the termination of a previously agreed U.K. equipment lease schedule; AV shall (subject to the immediately succeeding sentence) become the owner of all equipment subject to the AV Leases that was in its possession at the time of such termination (the "AV EQUIPMENT"), free and clear of any Liens arising by, through or under Compaq or the applicable lessor; and CFS, CFSUK or CFSCAD, as applicable, shall deliver to AV bills of sale, substantially in the form attached hereto as Exhibit D, evidencing transfer of ownership of such equipment. Prior to the Closing Date AV shall designate equipment having an aggregate list price at the time the equipment became subject to the relevant lease of $5,000,000 (subject to concurrence of CFS as to the calculation of such aggregate list price) and AV shall, at AV's option, either (x) not become the owner of such equipment but shall deliver such equipment to CFS within 30 days of the Closing Date, or (y) shall, on behalf and for the benefit of CFS, arrange for a commercially reasonable sale, in AV's discretion, thereof, the proceeds of which shall be delivered to CFS within five business days after the sale of such equipment but in any event not later than 60 days after the Closing Date.

          (ii) AV shall pay to CFS $20,000,000 in immediately available funds by wire transfer to an account of CFS (the "CFS ACCOUNT") with a bank in New York City designated by CFS by notice to AV, which notice shall be delivered not later than two business days prior to the Closing Date.

          (iii) AV shall pay to Compaq $1,439,000 in immediately available funds by wire transfer to the Compaq Account as payment in full of CMGI's obligations under the Strategic Business Agreement for AV redirect fees as defined in the Strategic Business Agreement through October 31, 2001. Compaq shall have no further obligation to redirect Internet traffic to AV, and neither CMGI nor AV shall have any obligation to Compaq for AV redirect fees pursuant to the Strategic Business Agreement from and after November 1, 2001.

          (iv) Compaq shall convert the AV Convertible Demand Note into 196,524 shares of AV Common Stock (the "AV SHARES"), and AV shall issue and deliver certificates for the AV Shares to Compaq.

          (v) Compaq, CMGI and AV shall execute and deliver the Internet Connectivity Waiver and Release.

                                   ARTICLE 5
                 Representations And Warranties Of CMGI And AV

     Each of CMGI and AV, severally, represents and warrants to Compaq and CFS as of the date hereof and as of the Closing Date that:

      Section 5.01. Corporate Existence and Power. Such Person is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Such Person is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Such Person has heretofore delivered to Compaq true and complete copies of its certificate of incorporation and bylaws as currently in effect.

      Section 5.02. Corporate Authorization. The execution, delivery and performance by such Person of this Agreement and each other Restructuring Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby by such Person are within such Person's corporate powers and have been duly authorized by all necessary corporate or shareholder action on its part. This Agreement and the other Restructuring Agreements to which it is a party constitute valid and binding agreements of such Person.

      Section 5.03. Governmental Authorization. The execution, delivery and performance by such Person of this Agreement and the other Restructuring Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any governmental body, agency or official other than compliance with any applicable requirements of the Exchange Act.

      Section 5.04. Noncontravention. The execution, delivery and performance by such Person of this Agreement and the other Restructuring Agreements to which it is a party and the consummation of the transactions contemplated hereby and by the other Restructuring Agreements to which it is a party do not and will not
(i) violate its certificate of incorporation or bylaws, (ii) assuming compliance with the matters referred to in Section 5.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any of its rights or obligations or to a loss of any benefit to which it is entitled under any provision of any material agreement or other instrument binding upon it or
(iv) result in the creation or imposition of any Lien on any of its assets, except as expressly contemplated hereby.

      Section 5.05. Authorization of Shares; Etc. The CMGI Shares and the AV Shares have been duly authorized and, when issued and delivered in accordance with the terms hereof, will have been validly issued and will be fully paid and non-assessable, free and clear of any Lien or other right or claim other than securities laws restrictions on resales. The issuance of such shares is not subject to any preemptive or similar rights.

      Section 5.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Person, threatened against or affecting it or any of its properties before any court or arbitrator or any governmental body, agency or official which, in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or any of the other Restructuring Agreements.

                                   ARTICLE 6
                   Representations And Warranties Of NaviSite

      NaviSite represents and warrants to Compaq and CFS as of the date hereof and as of the Closing Date that:

      Section 6.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. It is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. It has heretofore delivered to Compaq true and complete copies of its certificate of incorporation and bylaws as currently in effect.

      Section 6.02. Corporate Authorization. The execution, delivery and performance by NaviSite of this Agreement and each other Restructuring Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby by NaviSite, are within its corporate powers and, except for the approval of its stockholders of the Stockholder Matters (as defined herein), have been duly authorized by all necessary corporate or stockholder action on its part. The affirmative vote of holders of a majority of the outstanding shares of the NaviSite Common Stock is the only vote of the holders of any of NaviSite's capital stock necessary in connection with the Stockholder Matters. This Agreement and the other Restructuring Agreements to which NaviSite is a party constitute valid and binding agreements of NaviSite.

      Section 6.03. Governmental Authorization. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required in connection with the consummation of the transactions contemplated herein, except
(i) as may be required under the Securities Act and all applicable state securities laws in connection with the transactions contemplated by the Restructuring Agreements to which it is a party and obtaining stockholder approval of the Stockholder Matters and (ii) for such consents, approvals, orders, authorizations, qualifications, designations, declarations or filings the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect. All such consents, approvals, orders, authorizations and qualifications will be effective and all such designations, declarations and filings will be made within the time prescribed by law.

      Section 6.04. Noncontravention. The execution, delivery and performance by it of this Agreement and the other Restructuring Agreements to which it is a party and the consummation of the transactions contemplated hereby and by the other Restructuring Agreements to which it is a party do not and will not (i) violate its certificate of incorporation or bylaws, (ii) assuming compliance with the matters referred to in Section 6.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of it or to a loss of any benefit to which it is entitled under any provision of any material agreement or other instrument binding upon it or (iv) result in the creation or imposition of any Lien on any of its assets, except as expressly contemplated hereby.

      Section 6.05. Litigation. There is no action, suit, investigation or proceeding pending against, or to its knowledge, threatened against or affecting it or any of its properties before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect (except as may otherwise be set forth in the NaviSite Reports) or which in any manner draws into question the validity of this Agreement or any of the Restructuring Agreements to which it is a party.

                                   ARTICLE 7
                Representations and Warranties of Compaq and CFS

      Each of Compaq and CFS, severally, represents and warrants to CMGI, NaviSite and AV as of the date hereof and as of the Closing Date that:

      Section 7.01 . Corporate Existence and Power. Such Person is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

      Section 7.02. Corporate Authorization. The execution, delivery and performance by such Person of this Agreement and the other Restructuring Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby by such Person, are within such Person's corporate powers and have been duly authorized by all necessary corporate or shareholder action on its part. This Agreement and the other Restructuring Agreements to which it is a party constitute valid and binding agreements of such Person.

      Section 7.03. Governmental Authorization. The execution, delivery and performance by such Person of this Agreement and the other Restructuring Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any governmental body, agency or official other than compliance with any applicable requirements of the Exchange Act.

      Section 7.04. Noncontravention. The execution, delivery and performance by such Person of this Agreement and each other Restructuring Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate its certificate of incorporation or bylaws, (ii) assuming compliance with the matters referred to in Section 7.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of it or to a loss of any benefit to which it is entitled under any provision of any material agreement or other instrument binding upon it, including without limitation the Agreement and Plan of Reorganization, dated as of September 4, 2001, by and among Hewlett-Packard Company, Heloise Merger Corporation and Compaq, or (iv) result in the creation or imposition of any Lien on any of its assets.

      Section 7.05. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Person threatened against or affecting, it or any of its properties before any court or arbitrator or any governmental body, agency or official, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or any of the other Restructuring Agreements.

      Section 7.06. Title To Property. CFS, CFSUK or CFSCAD, as applicable, has good, valid and marketable title to the NaviSite Equipment and the AV Equipment, free and clear of any Liens arising by, under or through Compaq or the applicable lessor, except, with respect to equipment that was acquired by the applicable lessor in a sale-leaseback transaction, for any Liens arising at or prior to the time such equipment was so acquired.

      Section 7.07. No Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.06 HEREOF, IT IS EXPRESSLY AGREED AMONG THE PARTIES HERETO THAT NAVISITE AND AV SHALL TAKE TITLE TO THE EQUIPMENT SUBJECT TO THE NAVISITE

LEASES AND THE AV LEASES, RESPECTIVELY, ON AN "AS-IS" AND "WHERE-IS" BASIS, AND NEITHER OF CFS, CFSUK OR CFSCAD MAKES ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, AS TO TITLE (OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 7.06 HEREOF) CONDITION, VALUE, DESIGN, OPERATION, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE OR USE, MERCHANTABILITY, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR OTHERWISE.

      Section 7.08. Purchase For Investment. Compaq is acquiring the CMGI Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, other than in compliance with the provisions of the federal securities laws. Compaq is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

                                   ARTICLE 8
                                   Covenants

      Section 8.01. Conduct of Businesses. From the date hereof until the Closing Date, each of CMGI, NaviSite and AV shall conduct its business in the ordinary course consistent with past practice; provided that notwithstanding the foregoing, NaviSite shall be permitted to sell or otherwise dispose of its streaming media division prior to the Closing Date. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, none of the parties hereto will take or agree or commit to take any action that would make any representation or warranty of it hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date, or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

      Section 8.02. Notices of Certain Events. Each of CMGI, NaviSite and AV shall promptly notify Compaq and CFS of, and each of Compaq and CSF shall notify CMGI, NaviSite and CFS of:

      (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any of the other Restructuring Agreements to which it is a party;

      (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or any of the other Restructuring Agreements to which it is a party; and

      (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting it that relate to the consummation of the transactions contemplated by this Agreement or any of the other Restructuring Agreements to which it is a party.

      Section 8.03. Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the other Restructuring Agreements to which it is a party. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other Restructuring Agreements to which it is a party.

      Section 8.04. Certain Filings. (a) The parties agree to cooperate (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the other Restructuring Agreements to which such Person is a party, and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      Section 8.05. NaviSite Stockholder Meeting; etc. (a) Without limiting the generality of the foregoing, NaviSite shall cause a meeting of NaviSite's stockholders (the "NAVISITE STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable (and shall use its best efforts to cause such meeting to be held no later than December 31, 2001), for the purpose of approving the authorization and issuance of shares of NaviSite Common Stock upon conversion of the senior secured convertible notes to be issued under the NaviSite Note Purchase Agreement (such matters, the "STOCKHOLDER MATTERS"), and CMGI irrevocably agrees to (and to cause its Affiliates to) vote all shares of NaviSite Common Stock now or hereinafter owned beneficially or of record by it or any of its Affiliates (the "OWNED NAVISITE SHARES") in favor of the Stockholder Matters at the NaviSite Stockholder Meeting (or any adjournment thereof), and that it will not vote any such shares in favor of any corporate action that would frustrate the purpose, or prevent or delay the consummation, of the transactions contemplated hereby. CMGI hereby represents and warrants to Compaq that the voting power represented by the Owned NaviSite Shares is sufficient to cause the approval of the Stockholder Matters at the NaviSite Stockholder Meeting. In connection with such meeting, CMGI (but only to the extent relating to the Stockholder Matters) and NaviSite will (i) promptly prepare and file with the SEC, use their best efforts to have cleared by the SEC and thereafter mail to NaviSite's stockholders as promptly as practicable, such proxy or information statement (and any amendments or supplements thereto) (the "NAVISITE PROXY STATEMENT") as, in form and substance, when filed, will comply in all material respects with the applicable requirements of the Exchange Act, (ii) use their best efforts to obtain the necessary approvals by NaviSite's stockholders of the Stockholder Matters, and
(iii) otherwise comply in all material respects with all legal requirements applicable to such meeting and the Stockholder Matters. Compaq, NaviSite and CMGI shall cooperate with each other in connection with the preparation of the NaviSite Proxy Statement and Compaq shall use commercially reasonable efforts to provide to NaviSite and CMGI any information relating to Compaq that is reasonably requested by NaviSite or CMGI and necessary for the preparation thereof.

      (b) Each of CMGI (but only to the extent relating to the Stockholder Matters) and NaviSite represents and warrants to Compaq and CFS that, at the time a NaviSite Proxy Statement is first mailed to NaviSite's stockholders, and at the time of the vote by NaviSite's stockholders on the Stockholder Matters, the NaviSite Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (c) CMGI hereby revokes (and agrees to cause its Affiliates to revoke) any and all previous proxies granted with respect to the Owned NaviSite Shares. By entering into this Agreement, CMGI hereby grants (and agrees to cause its Affiliates to grant) a proxy appointing Compaq as CMGI's attorney-in-fact and proxy, with full power of substitution, for and in the NaviSite's name, to vote, express, consent or dissent, or otherwise to utilize such voting power solely in the manner contemplated by paragraph (a) above as Compaq or its proxy or substitute shall, in Compaq's sole discretion, deem proper with respect to the Owned NaviSite Shares (it being understood and agreed that in the event Compaq utilizes such proxy, it shall vote the Owned NaviSite Shares in favor of the approval of the Stockholder Matters). The proxy granted by CMGI is irrevocable and is granted in consideration of Compaq entering into this Agreement. The proxy shall become automatically revoked upon termination of this Agreement in accordance with its terms.

      (d) Except pursuant to the terms of this Agreement, prior to the approval of the Stockholder Matters at the NaviSite Stockholder Meeting, CMGI shall not, and shall not permit its Affiliates to, without the prior written consent of Compaq, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Owned NaviSite Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Owned NaviSite Shares.

      (e) If NaviSite's stockholders, for whatever reason, shall not have approved the Stockholder Matters by June 30, 2002, CFS shall thereafter have the right (the "OPTION") to purchase from CMGI (and CMGI shall be obligated to sell to CFS) 42,470,991 shares of NaviSite Common Stock (subject to adjustment for any stock split, stock dividend, recapitalization or other similar event) for $1.00 per share (subject to adjustment for any stock split, stock dividend, recapitalization or other similar event), payable in cash. The Option may be exercised in whole or in part at any time and from time to time, and shall expire on December 31, 2007 (except to the extent exercised before such date). The Option is irrevocable and is granted in consideration of CFS entering into this Agreement. The closing of the exercise of the Option will occur as soon as practicable after the exercise thereof (and in any event not later than 30 days after such exercise or, if later, five days after the date all necessary third party and governmental consents and approvals are obtained). CFS and CMGI shall use their best efforts to obtain as promptly as possible all third party and governmental consents necessary to consummate the closing of the exercise of the option. CFS may assign its right to acquire the Owned NaviSite Shares pursuant to the Option to an Affiliate, so long as CFS remains liable for the performance of such Affiliates' obligations with respect thereto.

      Section 8.06. Public Announcements. None of the parties hereto, or their respective representatives, agents or affiliates, will publicly disclose the existence of this Agreement or any of the other Restructuring Agreements or make known any facts related to the transactions described herein or therein without the prior written consent of Compaq, CMGI and, with respect to disclosures concerning NaviSite, NaviSite; provided that it is understood and agreed that
(i) Compaq may disclose this Agreement and the other Restructuring Agreements and the status of the satisfaction of the conditions to closing contained herein and in the other Restructuring Agreements, to representatives of Hewlett-Packard Company ("HP") so long as Compaq notifies HP of the confidential nature of such information; (ii) Compaq may make such public disclosure if required by law or by the regulations of a national securities exchange or trading market on which such party's securities are listed or traded, and then only with as much prior notice to the other parties as is practicable; and (iii) with respect to any public disclosure by CMGI, NaviSite or AV that is required by law or by the regulations of a national securities exchange or trading market on which such party's securities are listed or traded, Compaq shall not unreasonably or untimely withhold such consent (it being understood and agreed that such consent shall be deemed to have been given with respect to any such required disclosure (a "SUBSEQUENT DISCLOSURE") occurring after the date this Agreement and the transactions contemplated hereby are first publicly announced in compliance with the terms of this Agreement (the "INITIAL DISCLOSURE"), so long as such subsequent disclosure is of the same scope and character as the initial disclosure). Without limiting the generality of the foregoing, each party shall use reasonable efforts to give the other parties reasonable prior notice of any contemplated public announcement of this agreement or the other Restructuring Agreements or the transactions contemplated hereby or thereby.

      Section 8.07. Certain Registration Rights. Compaq, CMGI and AV hereby agree that effective as of the Closing Date (i) the CMGI Shares and the AV Shares shall be CMGI Registrable Securities and Newco Registrable Securities, respectively, under that certain Registration Rights Agreement dated as of August 18, 1999 (as may be amended from time to time, the "CMGI/AV REGISTRATION RIGHTS AGREEMENT") by and among Compaq, CMGI and AV, (ii) notwithstanding anything contained in Section 2.1(e) or Section 3.1(d) of the CMGI/AV Registration Rights Agreement, CMGI shall be required to register CMGI Registrable Securities pursuant to Section 2.1 or Section 3.1, as applicable, of such agreement so long as the approximate aggregate offering price of the CMGI Registrable Securities proposed to be registered by the investors thereunder is at least $5,000,000 or otherwise represents all CMGI Registrable Securities then held and (iii) notwithstanding anything contained in Section 4.1(d) or Section 5.1(d) of the CMGI/AV Registration Rights Agreement, AV shall be required to register Newco Registrable Securities pursuant to Section 4.1 or Section 5.1, as applicable, of such agreement so long as the approximate aggregate offering price of the Newco Registrable Securities proposed to be registered by the investors thereunder is at least $5,000,000 or otherwise represents all Newco Registrable Securities then held.

      Section 8.08.  Waiver Of Standstill.  CMGI hereby waives the provisions of
Section 5.6 of the Purchase and Contribution Agreement dated as of June 29, 1999 by and among Compaq, CMGI, AV and certain other parties to the extent (and only to the extent) necessary to permit the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 9
                                  Tax Matters

      Section 9.01. Allocation of Consideration. Within 60 days after the Closing Date, Compaq shall deliver to CMGI a statement (the "ALLOCATION STATEMENT") allocating the consideration among the transactions contemplated hereby and by the other Restructuring Agreements. CMGI shall have the right to review the Allocation Statement. If within 30 days after receipt of the Allocation Statement, CMGI notifies Compaq in writing that it disputes the allocation of one or more items reflected in the Allocation Statement, Compaq and CMGI will negotiate in good faith to resolve such dispute. If Compaq and CMGI fail to resolve such dispute within 30 days, the Accounting Referee (as defined below) shall determine a reasonable allocation based on the positions of Compaq and CMGI and shall appropriately revise the Allocation Statement. If CMGI does not respond within 30 days, or upon resolution of the disputed items, the allocation reflected on the Allocation Statement (as such may have been adjusted) shall be binding on the parties hereto. CMGI and Compaq agree to act in accordance with such allocation in the preparation, filing and audit of any Tax return. "ACCOUNTING REFEREE" shall mean a nationally recognized accounting firm with no material relationship with Compaq, CMGI or their Affiliates, chosen and mutually acceptable to both Compaq and CMGI within five days of the date on which the need to choose the Accounting Referee arises. The fees and expenses of any Accounting Referee shall be borne equally by each of Compaq and CMGI.

      Section 9.02. Certain Sales Tax Matters. (a) CFS shall pay (or shall promptly reimburse NaviSite to the extent NaviSite pays) any state sales tax incurred by NaviSite in connection with the transfer of the NaviSite Equipment to NaviSite pursuant to Section 3.01(i) (the "SALES TAX"). NaviSite shall (i) make any necessary filings with any taxing authority with respect to the Sales Tax in a timely manner, (ii) notify CFS in writing of the amount of Sales Tax paid or payable, (iii) promptly notify CFS of any communications from or with the relevant taxing authorities with respect to the Sales Tax and (iv) cooperate with CFS in resolving any disputes concerning the Sales Tax.

      (b) For the avoidance of doubt, AV shall pay any sales tax or value added tax incurred in connection with the transfer of the AV Equipment to AV.

                                  ARTICLE 10
                         Closing; Conditions to Closing

      Section 10.01. Closing. (a) The closing (the "CLOSING") of the transactions contemplated hereby shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible (and not less than six business days after the date hereof), but in no event later than 10 business days, after satisfaction of the conditions set forth below, or at such other time or place as Compaq, CMGI and NaviSite may agree.

      (b) The closing of the transactions contemplated hereby and by the other Restructuring Agreements shall, unless Compaq, CMGI and NaviSite otherwise agree, take place simultaneously notwithstanding that the conditions to closing contained in one or several Restructuring Agreements may become satisfied prior to the satisfaction of the conditions to closing contained in other Restructuring Agreements.

      Section 10.02. Conditions To Obligations Of The Parties. The obligations of the parties to consummate the Closing are subject to the satisfaction of the following conditions:

      (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

      (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained.

      Section 10.03. Conditions To Obligation Of Compaq and CFS. The obligations of Compaq and CFS to consummate the Closing, and the obligations of CFSUK and CFSCAD to consummate the transactions contemplated by Sections Section 3.01 and
Section 4.01, are subject to the satisfaction of the following further conditions:

      (a) (i) Each of CMGI, NaviSite and AV shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of each such Person contained in this Agreement and in any certificate delivered by such Person shall be true in all material respects at and as of the Closing Date as if made at and as of such time, and (iii) Compaq and CFS shall have received certificates signed by the Secretary of each such Person to the foregoing effect.

      (b) Each of the other Restructuring Agreements shall be in full force and effect and each of the conditions to the obligations of Compaq or CFS, as the case may be, to consummate the transactions contemplated by the other Restructuring Agreements shall have been satisfied.

      (c) Compaq and CFS shall have received (i) an opinion dated as of the Closing Date of one or more nationally recognized outside counsel to NaviSite reasonably satisfactory to Compaq and CFS with respect to such matters as Compaq and CFS may reasonably request and (ii) an opinion dated as of the Closing Date of Hale and Dorr LLP, counsel to CMGI, in the form attached hereto as Exhibit E. In rendering such opinions, such counsel may rely upon certificates of public officers, and, as to matters of fact, upon certificates of officers of CMGI and NaviSite, copies of which certificates shall be contemporaneously delivered to Compaq and CFS.

      (d) CMGI, NaviSite and AV shall have received all consents, authorizations or approvals from the governmental agencies referred to in Section 5.03 and
Section 6.03, except, in the case of NaviSite, for compliance with the National Association of Securities Dealers shareholder approval requirements relating to the Stockholder Matters, in each case in form and substance reasonably satisfactory to Compaq, and no such consent, authorization or approval shall have been revoked.

      (e) Compaq and CFS shall have received all documents they may reasonably request relating to the existence of CMGI, NaviSite and AV and the authority of CMGI, NaviSite and AV for this Agreement, all in form and substance reasonably satisfactory to Compaq.

      Section 10.04. Conditions To Obligations of CMGI, NaviSite and AV. The obligations of CMGI, NaviSite and AV to consummate the Closing are subject to the satisfaction of the following further conditions:

      (a) (i) Each of Compaq and CFS shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of each such Person contained in this Agreement and in any certificate delivered by such Person with respect thereto shall be true in all material respects at and as of the Closing Date as if made at and as of such date and (iii) CMGI, NaviSite and AV shall have received a certificate signed by the Secretary of each such Person to the foregoing effect.

      (b) Compaq and CFS shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 7.03, in each case in form and substance reasonably satisfactory to CMGI and NaviSite, and no such consent, authorization or approval shall have been revoked.

      (c) CMGI, NaviSite and AV shall have received all documents they may reasonably request relating to the existence of Compaq and CFS and the authority of Compaq and CFS for this Agreement, all in form and substance reasonably satisfactory to CMGI and NaviSite.

      (d) Each of the other Restructuring Agreements shall be in full force and effect and each of the conditions to the obligations of CMGI, NaviSite and AV, as the case may be, to consummate the transactions contemplated by the other Restructuring Agreements shall have been satisfied.

                                  ARTICLE 11
                           Survival; Indemnification

      Section 11.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing until the eighteenth month anniversary of the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

      Section 11.02. Indemnification. (a) Each of CMGI, NaviSite and AV, severally, hereby indemnifies Compaq and CFS and their Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto) ("DAMAGES") incurred or suffered by Compaq, CFS or any of their Affiliates arising out of any misrepresentation or breach of warranty or breach of covenant or agreement made or to be performed by CMGI, NaviSite or AV, respectively pursuant to this Agreement. For the avoidance of doubt, each of CMGI, NaviSite or AV shall only be responsible hereunder for any Damages to the extent such Damages arise out of any breach or misrepresentation by such Person.

      (b) Each of Compaq and CFS, severally, hereby indemnifies CMGI, NaviSite and AV and their Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by CMGI, NaviSite, AV or any of their Affiliates arising out of any misrepresentation or breach of warranty or breach of covenant or agreement made or to be performed by Compaq, CFS, CFSUK or CFSCAD pursuant to this Agreement.

      Section 11.03. Procedures. The party seeking indemnification under Section
11.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 11.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

      Section 11.04. Nature Of Indemnities. The indemnities contained herein are in addition to, without duplication, any indemnities, rights and claims, whether in law or equity, of the parties contained in, or arising out of the transactions contemplated by, the other Restructuring Agreements; provided that no party shall be entitled to indemnification hereunder for any Damages to the extent such party is indemnified therefor under another Restructuring Agreement. No party shall be liable hereunder for any consequential or punitive damages.

                                  ARTICLE 12
                                  Termination

      Section 12.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

      (a)  by mutual written agreement of CMGI, NaviSite, AV and Compaq;

      (b) by any of CMGI, Compaq or NaviSite if the Closing shall not have been consummated on or before December 31, 2001 (unless the failure to consummate results primarily from a material breach by the terminating party of any representation, warranty or covenant contained in this Agreement); or

      (c) by any of CMGI, Compaq or NaviSite if there shall be any law or regulation that makes consummation of the transactions contemplated hereby or by any of the other Restructuring Agreements illegal or otherwise prohibited or if consummation of the transactions contemplated hereby or by any of the other Restructuring Agreements would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to Section 12.01(b) or
Section 12.01(c) shall give notice of such termination to the other party.

      Section 12.02. Effect of Termination. If this Agreement is terminated as permitted by Section 12.01, such termination shall operate as an automatic termination of all Restructuring Agreements. Further, such termination shall be without liability of the party terminating this Agreement (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the (i) willful failure of a party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure to perform in any material respect a covenant of this Agreement, or (iii) a material breach by a party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of
Section 13.03, Section 13.05, Section 13.06 and Section 13.07 shall survive any termination hereof pursuant to Section 12.01.

                                  ARTICLE 13
                                 Miscellaneous

      Section 13.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Compaq or CFS, to:

          Compaq Computer Corporation
          40 Old Bolton Road
          Stow, MA 01175-1229
          Attention:  Paul Henrion, Esq.
          Fax:  (978) 496-9042

          Compaq Financial Services Corporation
          420 Mountain Avenue
          Murray Hill, NJ 07974
          Attention :  General Counsel
          Fax:  (908) 898-4137

     in each case with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention:  Christopher Mayer, Esq.
          Fax:  (212) 450-4800

     if to CMGI, to:

          CMGI, Inc.
          100 Brickstone Square
          Andover, MA  01810
          Attention:  General Counsel
          Fax: (978) 684-3601
     with a copy to:

         Hale and Dorr LLP
         60 State Street
         Boston, MA 02109
         Attention: Mark Borden, Esq.
         Fax: (617) 526-5000

     if to NaviSite, to:

          NaviSite, Inc.
          400 Minuteman Road
          Andover, MA 01810
          Attention:  General Counsel
          Fax:  (978) 682-8100

     if to AV, to:

          AltaVista Company
          1070 Arastradero Road
          Palo Alto, CA 94304
          Attention: General Counsel

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      Section 13.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 13.03. Expenses. Except as otherwise provided herein or in the other Restructuring Agreements, each party hereto shall bear its own costs and expenses incurred in connection with this Agreement and the Restructuring Agreements.

      Section 13.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as otherwise set forth in a Restructuring Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Compaq may transfer or assign its rights and obligations contained herein relating to the purchase of the common stock of CMGI to a credit worthy Subsidiary of Compaq that is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

      Section 13.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     Section 13.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.

      Section 13.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 13.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when all parties hereto shall have received a counterpart hereof signed by all other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      Section 13.09. Entire Agreement. This Agreement and the other Restructuring Agreements (and the agreements and documents executed in reference to the other Restructuring Agreements) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

      Section 13.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       CMGI, INC.

                                       By: /s/ George A. McMillan
                                          --------------------------------------
                                          Name: George A. McMillan
                                          Title:CFO


                                       NAVISITE, INC.

                                       By: /s/ Patricia Gilligan
                                          --------------------------------------
                                          Name: Patricia Gilligan
                                          Title: President and Chief Executive
                                                 Officer


                                       ALTAVISTA COMPANY
                                       By: /s/ David H. Bills
                                          --------------------------------------
                                          Name: David H. Bills
                                          Title: Vice President, Operations


                                        COMPAQ COMPUTER CORPORATION
                                        By: /s/ Ben Wells
                                           -------------------------------------
                                           Name: Ben Wells
                                           Title: V.P. Corporate Treasurer

                                         COMPAQ FINANCIAL SERVICES CORPORATION
                                         By: /s/ Edward W. Andrews, Jr.
                                            ------------------------------------
                                            Name: Edward w. Andrews, Jr.
                                            Title: Vice President and
                                                   Managing Director

                                          COMPAQ FINANCIAL SERVICES
                                            COMPANY
                                          By: /s/ Edward W. Andrews, Jr.
                                             -----------------------------------
                                             Name: Edward W. Andrews, Jr.
                                             Title: Vice President and
                                                    Managing Director


                                           COMPAQ FINANCIAL SERVICES
                                             CANADA CORPORATION
                                          By: /s/ Edward W. Andrews, Jr.
                                             -----------------------------------
                                             Name: Edward W. Andrews, Jr.
                                             Title: Vice President and
                                                    Managing Director